Exhibit 99.2

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL INFORMATION AS OF SEPTEMBER 30, 2004

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OVERVIEW

The Company

The Mills Corporation (“TMC”) is a fully integrated, self-managed real estate investment trust (“REIT”) that provides development, redevelopment, leasing, financing, management and marketing services to its properties. TMC conducts all of its business and owns all of its properties through The Mills Limited Partnership (“Mills LP”) and its various subsidiaries. TMC is the sole general partner of Mills LP in which it owned a 1% general partner interest and an 83.81% limited partner interest as of September 30, 2004. Together TMC and Mills LP are referred to as the “Company”.  Mills LP owns 100% of Mills Services Corp. (“MSC”), a taxable REIT subsidiary. MSC provides development, management, leasing and financial services to all but two of the Company’s real estate joint ventures and does not perform any services for entities in which the Company is not a significant investor.

The Company’s primary focus is its portfolio of 38 retail and entertainment-oriented centers comprised of 17 super-regional “Mills Landmark Centers,” 20 regional “21st Century Retail and Entertainment Centers” and one “International Retail and Entertainment Center.” At September 30, 2004, the Company owned or had an interest in:

Mills Landmark Centers
Arizona Mills – Phoenix, AZ
Arundel Mills – Baltimore, MD
Cincinnati Mills – Cincinnati, OH
Colorado Mills – Denver, CO
Concord Mills – Charlotte, NC
Discover Mills – Atlanta, GA
Franklin Mills – Philadelphia, PA
Grapevine Mills – Dallas/Fort Worth, TX
Great Mall of the Bay Area – Silicon Valley, CA
Gurnee Mills – Chicago, IL
Katy Mills – Houston, TX
Ontario Mills – Los Angeles, CA
Opry Mills – Nashville, TN
Potomac Mills – Washington, DC
St. Louis Mills – St. Louis, MO
Sawgrass Mills – Fort Lauderdale, FL

21st Century Retail and Entertainment Centers
The Block at Orange – Los Angeles, CA
Broward Mall – Fort Lauderdale, FL
Del Amo Fashion Center – Los Angeles, CA
Dover Mall – Wilmington, DE
The Esplanade – New Orleans, LA
Galleria at White Plains – White Plains, NY
Gwinnett Place – Atlanta, GA
Northpark Mall – Jackson, MS
Riverside Square – Hackensack, NJ
Town Center at Cobb – Atlanta, GA
Westland Mall – Miami, FL

International Retail and Entertainment Center
Madrid Xanadú – Madrid, Spain

In October 2004, the Company completed its purchase of an approximately 50% interest in the following 21st Century Retail and Entertainment Centers:

Briarwood Mall – Ann Arbor, MI
Columbus City Center – Columbus, OH
The Falls – Miami, FL
Hilltop Mall – W. Contra Costa County, CA
Lakeforest Mall – Gaithersburg, MD
Tuttle Crossing – Columbus, OH
Marley Station – Glen Burnie, MD
Meadowood Mall – Reno, NV
Stoneridge Mall – Pleasanton, CA

In November 2004, the Company opened Vaughan Mills, a Mills Landmark Center, in Toronto, Canada.

Other portfolio holdings include three “Community Centers”: Arundel Mills Marketplace (Baltimore, MD), Concord Mills Marketplace (Charlotte, NC) and Liberty Plaza (Philadelphia, PA); 19 single tenant properties subject to net leases and operating as CVS pharmacies (“Net Lease Properties”); and other related commercial development.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures

The Company’s press release and this Supplemental Information package present certain non-GAAP financial measures the Company believes are useful to its investors and management. Such measures include:

•                                          Funds From Operations (“FFO”)

•                                          Adjusted Funds From Operations (“AFFO”)

•                                          Net Operating Income (“NOI”)

•                                          Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”)

Net income is considered the most directly comparable GAAP measure for FFO, AFFO and EBITDA. Operating income, a component of net income, is the most comparable GAAP measure for NOI. Attachment 1, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms”, includes definitions and reconciliations of each of these measures and further explains why the Company believes such measures are useful.

Cautionary Statement

Certain information contained in this Supplemental Information package may constitute “forward-looking statements” for the purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.

Forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “would be,” or “continue” or the negative thereof or other variations thereon or comparable terminology are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

•                                          the general economic climate;

•                                          the supply and demand for retail properties;

•                                          interest rate levels and fluctuations in the exchange rates between the U.S. dollar and foreign currencies in countries where the Company has investments;

•                                          the availability to the Company of financing for its development projects or acquisition activities;

•                                          risks associated with the development, acquisition and operation of retail properties, including risks that the development of the project may not be completed on schedule or on budget, that the Company may not be able to lease available space to tenants at favorable rental rates, that tenants will not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated; and

•                                          those risks described in the section entitled “Risk Factors” in The Mills Corporation’s Form 10-K for the year ended December 31, 2003 and The Mills Limited Partnership’s Form 10.

The Company undertakes no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OPERATING PROPERTIES

Gross leasable area (“GLA”) and certain other information pertaining to properties that the Company owns or has an interest in follow.  Anchor stores are defined as spaces of at least 20,000 square feet.  The number of anchor stores indicates those that are open and occupied as of September 30, 2004 or, for properties added subsequently, as of the date acquired or opened. GLA is stated in square feet and tenant owned GLA is included with anchor stores.

		Year Opened or	Gross Leaseable Area (“GLA”)			# of Anchor	Tenant Owned
	Area Serviced	Acquired	Total	Anchor	In-line	Stores	GLA
Mills Landmark Centers:
Arizona Mills	Phoenix, AZ	1997	1,227,000	706,000	521,000	16	—
Arundel Mills	Baltimore, MD	2000	1,238,000	725,000	513,000	15	—
Cincinnati Mills	Cincinnati, OH	2004	1,456,000	1,021,000	435,000	12	—
Colorado Mills	Denver, CO	2002	1,101,000	535,000	566,000	10	181,000
Concord Mills	Charlotte, NC	1999	1,278,000	722,000	556,000	17	—
Discover Mills	Atlanta, GA	2001	1,183,000	669,000	514,000	13	—
Franklin Mills	Philadelphia, PA	1989	1,727,000	1,140,000	587,000	18	210,000
Grapevine Mills	Dallas/Fort Worth, TX	1997	1,612,000	1,093,000	519,000	20	—
Great Mall of the Bay Area	Silicon Valley, CA	2003	1,282,000	642,000	640,000	12	—
Gurnee Mills	Chicago, IL	1991	1,836,000	1,219,000	617,000	16	251,000
Katy Mills	Houston, TX	1999	1,218,000	632,000	586,000	14	—
Ontario Mills	Los Angeles, CA	1996	1,484,000	965,000	519,000	21	125,000
Opry Mills	Nashville, TN	2000	1,143,000	615,000	528,000	17	—
Potomac Mills	Washington, DC	1985	1,573,000	947,000	626,000	19	80,000
St. Louis Mills	St. Louis, MO	2003	1,057,000	552,000	505,000	12	—
Sawgrass Mills	Fort Lauderdale, FL	1990	2,057,000	1,250,000	807,000	23	282,000
Vaughan Mills (2)	Toronto, Canada	2004	1,064,000	534,000	530,000	10	—
			23,536,000	13,967,000	9,569,000	265	1,129,000
21st Century Retail and Entertainment Centers:
The Block at Orange	Los Angeles, CA	1998	659,000	385,000	274,000	10	—
Briarwood Mall (1)	Ann Arbor, MI	2004	983,000	628,000	355,000	5	608,000
Broward Mall	Fort Lauderdale, FL	2003	998,000	717,000	281,000	4	717,000
Columbus City Center (1)	Columbus, OH	2004	1,186,000	794,000	392,000	3	523,000
Del Amo Fashion Center (3)	Los Angeles, CA	2003	2,095,000	1,389,000	706,000	11	785,000
Dover Mall	Wilmington, DE	2003	887,000	647,000	240,000	6	443,000
The Esplanade	New Orleans, LA	2003	901,000	544,000	357,000	3	498,000
The Falls (1)	Miami, FL	2004	821,000	495,000	326,000	3	—
Galleria at White Plains	White Plains, NY	2003	878,000	582,000	296,000	3	329,000
Gwinnett Place	Atlanta, GA	2003	1,278,000	844,000	434,000	5	720,000
Hilltop Mall (1)	W Contra Costa Cty, CA	2004	1,097,000	724,000	373,000	4	517,000
Lakeforest Mall (1)	Gaithersburg, MD	2004	1,085,000	688,000	397,000	5	668,000
Marley Station (1)	Glen Burnie, MD	2004	1,086,000	746,000	340,000	5	524,000
Meadowood Mall (1)	Reno, NV	2004	900,000	610,000	290,000	5	472,000
Northpark Mall	Jackson, MS	2003	961,000	647,000	314,000	4	647,000
Riverside Square	Hackensack, NJ	2002	627,000	425,000	202,000	3	293,000
Stoneridge Mall (1)	Pleasanton, CA	2004	1,285,000	842,000	443,000	5	842,000
Town Center at Cobb	Atlanta, GA	2003	1,273,000	851,000	422,000	5	723,000
Tuttle Crossing (1)	Columbus, OH	2004	1,127,000	741,000	386,000	4	741,000
Westland Mall	Miami, FL	2004	835,000	604,000	231,000	3	604,000
			20,962,000	13,903,000	7,059,000	96	10,654,000
International Retail and Entertainment Center:
Madrid Xanadú	Madrid, Spain	2003	1,393,000	970,000	423,000	14	376,000

		Year Opened or	Gross Leaseable Area (“GLA”)			# of Anchor	Tenant Owned
	Area Serviced	Acquired	Total	Anchor	In-line	Stores	GLA
Community Centers:
Arundel Marketplace	Baltimore, MD	2003	101,000	77,000	24,000	3	—
Concord Marketplace	Charlotte, NC	2001	236,000	217,000	19,000	2	11,000
Liberty Plaza	Philadelphia, PA	1994	372,000	319,000	53,000	4	14,000
			709,000	613,000	96,000	9	25,000

Portfolio Totals			46,600,000	29,453,000	17,147,000	384	12,184,000

(1)                                  Acquired in October 2004.

(2)                                  Opened in November 2004.

(3)                                  Excludes 403,000 square feet under redevelopment and 113,000 square feet of office space.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

PROPERTIES UNDER CONSTRUCTION

September 30, 2004

(Unaudited, GLA and dollars in millions)

The following information is subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company.  Approximate GLA is projected at full build out and includes space that may be owned by certain anchor store tenants. Company Funding to Date includes equity contributions and amounts advanced that are expected to be repaid. GLA is stated in square feet.

	Anticipated Opening Date		Approx. GLA	Estimated Aggregate Project Cost	Required Equity from Company	Company Funding to Date	Anchor Store Tenant Commitments	Percentage Executed Leases
Vaughan Mills Toronto, Canada	Fall 2004	*	1.1	$228	$39	$39	11	88.7%
Pittsburgh Mills Pittsburgh, PA	Summer 2005		1.1	$216	$25	$68	9	65.1%

* Vaughan Mills grand opening occurred on November 4, 2004. The information disclosed above is as of September 30, 2004.

Meadowlands Xanadu, located in Hackensack, NJ, is also in development.  The base budget covering approximately 2.2 million square feet of gross leasable area is currently projected at $850 million, subject to adjustment for revenue enhancing scope changes.  Total Company funding to date is $68 million.

CONSTRUCTION IN PROGRESS

September 30, 2004

(Unaudited, in millions)

The following summarizes construction in progress, including tenant improvements and projects under predevelopment, construction, development and redevelopment.  “Gross” is the total amount of construction in progress while “Proportionate Share” excludes venture partners’ interests.

	Gross	Proportionate Share
Wholly owned operating properties	$344	$344
Joint venture operating properties*	84	39
Joint venture development properties*	477	251
	$905	$634

* Includes both consolidated and unconsolidated joint ventures.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL FINANCIAL DATA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Statements of Income Data:
Revenues:
Minimum rent	$65,728	$59,554	$184,521	$148,118
Percentage rent	1,254	930	2,890	1,173
Recoveries from tenants	25,463	27,134	78,986	71,686
Other property revenue	3,985	5,123	12,911	16,653
Management fees	3,712	2,748	11,402	9,079
Other fee income	519	1,489	658	3,769
Total operating revenues	100,661	96,978	291,368	250,478

Expenses:
Recoverable from tenants	23,526	23,977	71,447	62,227
Other operating expenses	4,861	3,836	12,354	8,944
General and administrative	9,922	7,120	26,736	16,256
Depreciation and amortization	29,376	24,180	85,421	57,823
Total operating expenses	67,685	59,113	195,958	145,250

Operating income	32,976	37,865	95,410	105,228
Other income (expense):
Interest expense	(20,680)	(23,214)	(62,577)	(53,406)
Foreign currency exchange gains (losses)	4,939	1,842	(2,480)	24,922
Other, net	(760)	2,072	1,228	6,324
Income before joint venture operations and minority interest in Mills LP	16,475	18,565	31,581	83,068

Equity in earnings of unconsolidated joint ventures	7,565	4,821	19,032	15,785
Minority interest in consolidated joint ventures	8,731	—	20,095	—
Gain on sale of joint venture interest	41,831	8,462	77,024	8,462
Mills LP net income	74,602	31,848	147,732	107,315
Minority interest in Mills LP net income, including Series D preferred unit distributions	(10,725)	(6,409)	(21,299)	(24,020)
TMC net income	63,877	25,439	126,433	83,295
Preferred stock dividends	(11,341)	(7,908)	(29,463)	(18,902)
Income available to TMC common stockholders	52,536	17,531	96,970	64,393
Add minority interest reflected as common equity in Mills LP	10,507	6,190	20,643	23,568
Income available to Mills LP common unit holders	$63,043	$23,721	$117,613	$87,961

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL FINANCIAL DATA

(Unaudited, in thousands, except per share and unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Earnings per Common Share and Unit:
Basic:
TMC earnings per common share	$0.98	$0.40	$1.84	$1.47

Mills LP earnings per common unit	$0.98	$0.40	$1.84	$1.47

Diluted:
TMC earnings per common share	$0.97	$0.39	$1.82	$1.45

Mills LP earnings per common unit	$0.97	$0.39	$1.82	$1.45

Weighted Average Number of Common Shares and Units Outstanding:
Basic:
Weighted average common shares	54,079	44,095	52,513	43,541
Weighted average common units	64,109	59,992	63,784	59,651
Diluted:
Weighted average common shares	55,120	45,052	53,458	44,403
Weighted average common units	65,150	60,949	64,729	60,513

Mills LP Funds From Operations (“FFO”)	$69,634	$59,978	$202,578	$167,357

Mills LP FFO available to common unit holders	$58,075	$51,851	$172,459	$148,003

Mills LP FFO per common unit – Basic	$0.91	$0.86	$2.70	$2.48

Mills LP FFO per common unit – Diluted	$0.89	$0.85	$2.66	$2.45

Selected Balance Sheet Data at September 30, 2004	Wholly Owned	Proportionate Share*	Total

Net income producing property	$2,185,094	$1,264,355	$3,449,449
Cash and cash equivalents	31,360	68,667	100,027
Restricted cash	42,480	18,113	60,593
Accounts receivable, net	138,489	37,378	175,867
Notes receivable	21,429	14,282	35,711
Accounts payable and other liabilities	200,925	83,107	284,032

* Company’s proportionate share of consolidated and unconsolidated joint ventures’ balances.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

UNCONSOLIDATED JOINT VENTURES
COMBINED NET INCOME AND FUNDS FROM OPERATIONS

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Revenues:
Minimum rent	$68,082	$60,063	$205,508	$161,358
Percentage rent	744	374	1,172	758
Recoveries from tenants	27,257	24,244	84,231	65,420
Other property revenue	7,863	5,948	30,278	18,199
Total operating revenues	103,946	90,629	321,189	245,735

Expenses:
Recoverable from tenants	28,020	22,829	80,643	59,146
Other operating expenses (1)	6,439	6,671	23,054	15,239
Depreciation and amortization	30,177	29,937	98,530	80,017
Total operating expenses	64,636	59,437	202,227	154,402
Operating income	39,310	31,192	118,962	91,333
Other income (expense):
Interest expense	(30,414)	(30,610)	(97,054)	(77,658)
Other, net	2,303	2,824	6,584	7,144
Combined net income	$11,199	$3,406	$28,492	$20,819
Company’s equity in net income (2)	$7,565	$4,821	$19,032	$15,785
Combined funds from operations	$40,746	$33,493	$126,575	$98,882
Company’s share of funds from operations	$21,104	$18,574	$66,986	$53,581

(1)       Includes management fees of $3,653 and $2,951 for the three months ended September 30, 2004 and 2003, respectively, and $11,159 and $8,306 for the nine months ended September 30, 2004 and 2003, respectively.

(2)       The Company’s equity in net income may exceed gross net income when its proportionate share of net income outweighs its proportionate share of net losses.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

NET OPERATING INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

(Unaudited, dollars in thousands)

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Consolidated properties included in the analysis are as follows:

•                  Comparable properties –Franklin Mills, Gurnee Mills, Potomac Mills, Sawgrass Mills, Riverside Square, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                 Noncomparable properties – Cincinnati Mills, Broward Mall, Del Amo Fashion Center, Dover Mall, The Esplanade, Galleria at White Plains, Northpark Mall, Westland Mall and Madrid Xanadú.

Unconsolidated joint venture properties included in the analysis are as follows:

•                  Comparable properties –  Arizona Mills, Arundel Mills, Concord Mills, Grapevine Mills, Katy Mills, Ontario Mills, Opry Mills, The Block at Orange and Arundel Mills Marketplace.

•                  Noncomparable properties – Colorado Mills, Discover Mills, Great Mall of the Bay Area, St. Louis Mills, Gwinnett Place and Town Center at Cobb.

Consolidated Properties	Comparable Properties	Noncom- parable Properties	Net Lease Properties	Total
Property Revenues:
Minimum rent	$34,638	$29,955	$1,135	$65,728
Percentage rent	532	722	—	1,254
Recoveries from tenants	13,880	11,583	—	25,463
Other property revenue	2,553	1,432	—	3,985
	51,603	43,692	1,135	96,430
Property Operating Costs:
Recoverable from tenants	12,706	10,820	—	23,526
Other operating expenses	2,904	1,945	12	4,861
	15,610	12,765	12	28,387
Net operating income	$35,993	$30,927	$1,123	$68,043
Company’s proportionate share	$35,993	$30,612	$1,123	$67,728

Unconsolidated Joint Venture Properties	Comparable Properties	Noncom- parable Properties	Total
Property Revenues:
Minimum rent	$43,786	$24,296	$68,082
Percentage rent	552	192	744
Recoveries from tenants	16,544	10,713	27,257
Other property revenue	5,290	2,573	7,863
	66,172	37,774	103,946
Property Operating Costs:
Recoverable from tenants	15,185	12,835	28,020
Other operating expenses (1)	1,989	797	2,786
	17,174	13,632	30,806
Net operating income	$48,998	$24,142	$73,140
Company’s proportionate share	$24,325	$12,222	$36,547

All properties – percent leased (2)	95.3%	88.6%	92.9%

(1)  Excludes management fees of $3,653.

(2)  Percent leased includes space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

NET OPERATING INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003

(Unaudited, dollars in thousands)

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Consolidated properties included in the analysis are as follows:

•                  Comparable properties – Franklin Mills, Gurnee Mills, Opry Mills, Potomac Mills, Sawgrass Mills, Riverside Square, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                  Noncomparable properties – Cincinnati Mills, Great Mall of the Bay Area, Broward Mall, Dover Mall, Del Amo Fashion Center, The Esplanade, Galleria at White Plains and Northpark Mall.

Unconsolidated joint venture properties included in the analysis are as follows:

•                  Comparable properties – Arundel Mills, Arizona Mills, Concord Mills, Grapevine Mills, Katy Mills, Ontario Mills, The Block at Orange and Arundel Mills Marketplace.

•                  Noncomparable properties – Colorado Mills, Discover Mills, Gwinnett Place, Town Center at Cobb and Madrid Xanadú.

Consolidated Properties	Comparable Properties	Noncom- parable Properties	Net Lease Properties	Total
Property Revenues:
Minimum rent	$35,741	$22,669	$1,144	$59,554
Percentage rent	615	315	—	930
Recoveries from tenants	16,025	11,109	—	27,134
Other property revenue	3,115	2,008	—	5,123
	55,496	36,101	1,144	92,741
Property Operating Costs:
Recoverable from tenants	15,513	8,464	—	23,977
Other operating expenses	2,408	1,422	6	3,836
	17,921	9,886	6	27,813
Net operating income	$37,575	$26,215	$1,138	$64,928

Unconsolidated Joint Venture Properties	Comparable Properties	Noncom- parable Properties	Total
Property Revenues:
Minimum rent	$37,966	$22,097	$60,063
Percentage rent	309	65	374
Recoveries from tenants	14,487	9,757	24,244
Other property revenue	4,200	1,748	5,948
	56,962	33,667	90,629
Property Operating Costs:
Recoverable from tenants	13,052	9,777	22,829
Other operating expenses (1)	1,381	2,339	3,720
	14,433	12,116	26,549
Net operating income	$42,529	$21,551	$64,080
Company’s proportionate share	$21,814	$11,563	$33,377

All properties – percent leased (2)	93.8%	89.9%	92.6%

(1)  Excludes management fees of $2,951.

(2)  Percent leased includes space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

NET OPERATING INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(Unaudited, dollars in thousands)

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Consolidated properties included in the analysis are as follows:

•                  Comparable properties – Gurnee Mills, Franklin Mills, Opry Mills*, Potomac Mills, Sawgrass Mills, Riverside Square, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                  Noncomparable properties – Cincinnati Mills, Broward Mall, Del Amo Fashion Center, Dover Mall, The Esplanade, Galleria at White Plains, Northpark Mall, Westland Mall and Madrid Xanadú*.

Unconsolidated joint venture properties included in the analysis are as follows:

•                  Comparable properties –  Arizona Mills, Arundel Mills, Concord Mills, Grapevine Mills, Katy Mills, Ontario Mills, Opry Mills*, The Block at Orange and Arundel Mills Marketplace.

•                  Noncomparable properties – Colorado Mills, Discover Mills, Great Mall of the Bay Area, St. Louis Mills, Gwinnett Place, Town Center at Cobb and Madrid Xanadú*.

Consolidated Properties	Comparable Properties*	Noncom- parable Properties*	Net Lease Properties	Total
Property Revenues:
Minimum rent	$100,512	$80,606	$3,403	$184,521
Percentage rent	1,355	1,535	—	2,890
Recoveries from tenants	44,211	34,775	—	78,986
Other property revenue	8,971	3,940	—	12,911
	155,049	120,856	3,403	279,308
Property Operating Costs:
Recoverable from tenants	39,935	31,512	—	71,447
Other operating expenses	7,957	4,385	12	12,354
	47,892	35,897	12	83,801
Net operating income	$107,157	$84,959	$3,391	$195,507
Company’s proportionate share	$107,157	$83,096	$3,391	$193,644

Unconsolidated Joint Venture Properties	Comparable Properties*	Noncom- parable Properties*	Total
Property Revenues:
Minimum rent	$125,884	$79,624	$205,508
Percentage rent	589	583	1,172
Recoveries from tenants	49,289	34,942	84,231
Other property revenue	20,163	10,115	30,278
	195,925	125,264	321,189
Property Operating Costs:
Recoverable from tenants	44,693	35,950	80,643
Other operating expenses (1)	5,955	5,940	11,895
	50,648	41,890	92,538
Net operating income	$145,277	$83,374	$228,651
Company’s proportionate share	$73,356	$43,550	$116,906

All properties – percent leased (2)	95.3%	88.6%	92.9%

* In March 2004, approximately 50% of the Company’s previously wholly owned interest in the Opry Mills was conveyed. Effective April 1, 2004, Madrid Xanadú is included as consolidated.

(1)  Excludes management fees of $11,159.

(2)  Percent leased includes space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

NET OPERATING INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(Unaudited, dollars in thousands)

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Consolidated properties included in the analysis are as follows:

•                  Comparable properties – Franklin Mills, Gurnee Mills, Opry Mills, Potomac Mills, Sawgrass Mills, Riverside Square, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                  Noncomparable properties – Cincinnati Mills, Great Mall of the Bay Area, Broward Mall, Del Amo Fashion Center, Dover Mall, The Esplanade, Galleria at White Plains and Northpark Mall.

Unconsolidated joint venture properties included in the analysis are as follows:

•                  Comparable properties – Arundel Mills, Arizona Mills, Concord Mills, Grapevine Mills, Katy Mills, Ontario Mills, The Block at Orange and Arundel Mills Marketplace.

•                  Noncomparable properties – Colorado Mills, Discover Mills, Gwinnett Place, Town Center at Cobb and Madrid Xanadú.

Consolidated Properties	Comparable Properties	Noncom- parable Properties	Net Lease Properties	Total
Property Revenues:
Minimum rent	$100,870	$43,622	$3,626	$148,118
Percentage rent	838	335	—	1,173
Recoveries from tenants	48,757	22,929	—	71,686
Other property revenue	12,414	4,239	—	16,653
	162,879	71,125	3,626	237,630
Property Operating Costs:
Recoverable from tenants	44,517	17,710	—	62,227
Other operating expenses	6,193	2,732	19	8,944
	50,710	20,442	19	71,171
Net operating income	$112,169	$50,683	$3,607	$166,459

Unconsolidated Joint Venture Properties	Comparable Properties	Noncom-parable Properties	Total
Property Revenues:
Minimum rent	$113,265	$48,093	$161,358
Percentage rent	536	222	758
Recoveries from tenants	45,050	20,370	65,420
Other property revenue	14,340	3,859	18,199
	173,191	72,544	245,735
Property Operating Costs:
Recoverable from tenants	39,995	19,151	59,146
Other operating expenses (1)	3,489	3,444	6,933
	43,484	22,595	66,079
Net operating income	$129,707	$49,949	$179,656
Company’s proportionate share	$67,478	$24,273	$91,751

All properties – percent leased (2)	93.8%	89.9%	92.6%

(1)  Excludes management fees of $8,306.

(2)  Percent leased includes space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

LEASE EXPIRATION SCHEDULE

Wholly Owned Properties

(Unaudited)

The following summarizes leases that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on September 30, 2004.  Tenants occupying over 20,000 square feet are classified as anchors while ground leases totaling 1.0 million square feet and tenant owned GLA totaling 5.5 million square feet are excluded.  Square feet and annualized minimum rent are stated in thousands.

				Minimum Rent
Lease Expiration Year	# Expiring	Leased Area		Annualized	%	Average per Square Foot
		Square Feet	%
Anchor Tenants
2004	2	87	2%	$409	2%	$4.70
2005	10	309	6%	3,747	7%	12.13
2006	8	408	8%	3,622	7%	8.88
2007	7	226	4%	2,156	4%	9.54
2008	10	878	17%	6,756	13%	7.69
2009	15	900	17%	8,936	18%	9.93
2010	8	438	8%	2,759	5%	6.30
2011	8	293	6%	3,269	6%	11.16
2012	5	251	5%	1,810	4%	7.21
2013	5	147	3%	2,205	4%	15.00
2014	4	306	6%	2,355	5%	7.70
After 2014	19	943	18%	12,388	25%	13.14
	101	5,186	100%	$50,412	100%	$9.72
In-line Tenants
2004	139	412	8%	$9,611	6%	$23.33
2005	242	753	14%	20,288	13%	26.94
2006	235	703	13%	20,328	13%	28.92
2007	178	478	9%	13,675	9%	28.61
2008	173	455	8%	14,829	9%	32.59
2009	161	540	10%	14,013	9%	25.95
2010	114	323	6%	10,477	7%	32.44
2011	121	315	6%	10,583	7%	33.60
2012	100	246	5%	8,482	5%	34.48
2013	201	559	11%	19,295	12%	34.52
2014	88	265	5%	7,694	5%	29.03
After 2014	65	259	5%	7,638	5%	29.49
	1,817	5,308	100%	$156,913	100%	$29.56
Total Expirations
2004	141	499	5%	$10,020	5%	$20.08
2005	252	1,062	10%	24,035	12%	22.63
2006	243	1,111	11%	23,950	12%	21.56
2007	185	704	7%	15,831	8%	22.49
2008	183	1,333	13%	21,585	10%	16.19
2009	176	1,440	14%	22,949	11%	15.94
2010	122	761	7%	13,236	6%	17.39
2011	129	608	6%	13,852	7%	22.78
2012	105	497	5%	10,292	5%	20.71
2013	206	706	7%	21,500	10%	30.45
2014	92	571	4%	10,049	4%	17.60
After 2014	84	1,202	11%	20,026	10%	16.66
	1,918	10,494	100%	$207,325	100%	$19.76

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

LEASE EXPIRATION SCHEDULE
Joint Venture Properties
(Unaudited)

The following summarizes leases that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on September 30, 2004.  Tenants occupying over 20,000 square feet are classified as anchors while ground leases totaling 0.5 million square feet and tenant owned GLA totaling 1.8 million square feet are excluded.  Square feet and annualized minimum rent are stated in thousands.

				Minimum Rent
Lease Expiration Year	# Expiring	Leased Area		Annualized	%	Average per Square Foot
		Square Feet	%
Anchor Tenants
2004	4	152	2%	$1,545	2%	$10.16
2005	5	125	2%	1,996	2%	15.97
2006	7	163	2%	2,382	3%	14.61
2007	15	389	5%	6,312	7%	16.23
2008	8	239	3%	2,633	3%	11.02
2009	23	799	11%	10,057	11%	12.59
2010	30	1,069	14%	13,320	15%	12.46
2011	11	439	6%	4,815	5%	10.97
2012	20	1,005	13%	9,689	11%	9.64
2013	17	684	8%	6,816	8%	9.96
2014	5	406	5%	2,818	3%	6.94
After 2014	33	2,130	29%	28,326	30%	13.30
	178	7,600	100%	$90,709	100%	$11.94
In-line Tenants
2004	115	341	6%	$7,828	5%	$22.96
2005	280	924	15%	20,778	13%	22.49
2006	223	664	11%	18,815	11%	28.34
2007	256	688	11%	19,160	12%	27.85
2008	210	629	10%	18,464	11%	29.35
2009	182	524	10%	15,178	9%	28.97
2010	179	583	10%	17,835	11%	30.59
2011	120	461	8%	14,062	9%	30.50
2012	107	375	6%	10,341	6%	27.58
2013	127	475	8%	13,009	8%	27.39
2014	77	263	4%	7,198	4%	27.37
After 2014	19	77	1%	2,195	1%	28.51
	1,895	6,004	100%	$164,863	100%	$27.46
Total Expirations
2004	119	493	4%	$9,373	4%	$19.01
2005	285	1,049	8%	22,774	9%	21.71
2006	230	827	6%	21,197	8%	25.63
2007	271	1,077	8%	25,472	10%	23.65
2008	218	868	6%	21,097	8%	24.31
2009	205	1,323	10%	25,235	10%	19.07
2010	209	1,652	12%	31,155	12%	18.86
2011	131	900	7%	18,877	7%	20.97
2012	127	1,380	10%	20,030	8%	14.51
2013	144	1,159	9%	19,825	8%	17.11
2014	82	669	5%	10,016	4%	14.97
After 2014	52	2,207	15%	30,521	12%	13.83
	2,073	13,604	100%	$255,572	100%	$18.79

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

RENTAL RATES

(Unaudited)

The following compares average base rent per square foot for store openings and closings at the Company’s operating properties, excluding its Community Centers, for the nine months ended September 30, 2004 and for the years ended December 31, 2003 and 2002. Anchor store data includes only comparable stores.  Re-leasing spreads are the difference between average base rent per square foot of space opened and that of space closed.  Interim results are not necessarily indicative of annual results. The following properties in the initial lease-up phase, undergoing redevelopment or recently acquired are excluded from the analysis:

•                  2004 – Colorado Mills, Discover Mills, St. Louis Mills, Del Amo Fashion Center, Great Mall of the Bay Area, Westland Mall and Madrid Xanadú.

•                  2003 – Colorado Mills, Discover Mills, St. Louis Mills, Del Amo Fashion Center, Great Mall of the Bay Area and Madrid Xanadú.

•                  2002 – Arundel Mills, Discover Mills and Opry Mills.

	Openings		Closings
	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Re-leasing Spread
In-line Stores:
2004 (year to date)	$31.15	610,898	$27.79	791,765	$3.36	12.1%
2003	28.78	820,612	27.24	877,151	1.54	5.7%
2002	28.32	652,454	25.32	694,425	3.00	11.8%
Comparable Anchor Stores:
2004 (year to date)	$13.83	183,647	$7.83	183,647	$6.00	76.6%
2003	17.80	75,706	11.19	75,706	6.61	59.1%
2002	11.29	180,644	8.14	180,644	3.15	38.7%

The following compares total annualized base rent for all anchor store openings and closings.

	Openings			Closings		Increase (decrease)
	Annualized Base Rent	Total Sq. Ft.		Annualized Base Rent	Total Sq. Ft.	Annualized Base Rent	Total Sq. Ft.
Total Anchor Stores (1):
2004 (year to date)	$5,914	512,828		$2,177	157,874	$3,737	354,954
2003	4,205	408,740	(2)	4,066	512,066	139	(103,326)
2002	5,349	418,816		3,173	459,189	2,176	(40,373)

(1)  Excludes anchor spaces that were reconfigured into in-line specialty space.

(2)  Includes ground leases of 40,600 square feet.

AVERAGE RENTS

(Unaudited)

The following presents annualized rent data for the Company’s operating properties, excluding Community Centers. Annualized amounts are based on leases in place as of September 30, 2004 for year to date 2004 and as of December 31 for 2003 and 2002, respectively.  Ground leases and tenant owned GLA are excluded from the average rent per square foot calculation.  Total rent is stated in thousands.

	Minimum Rent Plus Percentage Rent
	Total		Anchor Stores		In-line Stores
	Total	Per Sq. Ft.	Total	Per Sq. Ft.	Total	Per Sq. Ft.

Year to date – 2004	$484,201	$20.43	$140,543	$11.27	$343,657	$30.59
2003	450,645	20.81	130,243	11.66	320,402	30.56
2002	286,838	18.60	102,917	11.17	183,921	29.65

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

IN-LINE STORE SALES
(Unaudited)

Information pertaining to in-line store sales as reported by tenants is presented below for periods ended September 30, 2004, 2003 and 2002.

Gross Sales per Square Foot is presented for the twelve month period ended September 30th and includes only centers that have been operating and stabilized for at least 24 months:

2004 —        Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Great Mall of the Bay Area, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Block at Orange, Broward Mall, Del Amo Fashion Center, Dover Mall, The Esplanade, Galleria at White Plains, Gwinnett Place, Northpark Mall, Riverside Square, Town Center at Cobb and Westland Mall.

2003 —        Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Block at Orange, Broward Mall, Dover Mall, The Esplanade, Galleria at White Plains, Northpark Mall, Riverside Square, Town Center at Cobb, Gwinnett Place and Del Amo Fashion Center.

2002 —        Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

Comparable Same Space Sales is presented for the nine month period ended September 30th and includes only those tenants that have been in occupancy for at least 21 months. Tenants at centers that have been owned or, if developed, that construction has been completed for less than 24 months or have not stabilized are excluded.  Excluded properties include all properties acquired in 2004 and 2003; Cincinnati Mills, Madrid Xanadú, Colorado Mills and Discover Mills; and, for 2002, Arundel Mills and Opry Mills.

Comparable Same Center Sales per Square Foot is presented for the twelve month period ended September 30th and compares sales at centers that were operated by the Company, which had 24 months of operations and had stabilized, and compares sales of acquired centers that the Company has owned for at least 21 months:

2004 —        Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Block at Orange and Riverside Square.

2003 —        Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

2002 —        Arizona Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

	Current Year	Prior Year	Percentage Change
Gross Sales per Square Foot:
2004	$351	$334	5.1%
2003	$335	$325	3.1%
2002	$326	$330	(1.2)%

Comparable Same Space Sales (dollars in thousands):
2004	$1,179,946	$1,138,573	3.6%
2003	$1,080,998	$1,086,827	(0.5)%
2002	$1,053,195	$1,090,888	(3.5)%

Comparable Same Center Sales per Square Foot:
2004	$355	$334	6.3%
2003	$327	$325	0.6%
2002	$326	$330	(1.2)%

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OUTSTANDING DEBT

SEPTEMBER 30, 2004

(Unaudited, dollars in thousands)

			Interest
	Balance		Type	Annual Rate		Annual Amount	Maturity Date	Company Guaranty
Property Mortgages:
Broward Mall (1)	$62,308		Fixed	5.34%		$3,326	3/18/09	—
Cadillac Fairview Portfolio (2)	320,000	(a)	Variable	L+210	bp	12,817	2/10/08	—
Cincinnati Mills (3)	101,965	(a)	Variable	L+200	bp	4,940	2/4/07	100%
Concord Mills Residual III	1,422	(a)	Variable	L+225	bp	58	12/31/04	100%
Concord Mills Marketplace	16,286	(b)	Fixed	5.76%		938	2/1/14	—
Del Amo Fashion Center (4)	287,000	(a)	Variable	L+206	bp	12,417	8/10/08	4%
Franklin Mills/Liberty Plaza	131,346	(b)	Fixed	7.67%		10,075	5/5/07	—
Madrid Xanadú (5)	223,214	(a)	Variable	E+155	bp	8,259	5/9/06	6%
Net Leased Properties	26,501	(a)	Fixed	7.96%		2,109	10/10/10	—
Net Leased Properties	20,873	(a)	Fixed	9.35%		1,952	1/10/23	—
Potomac Mills/Gurnee Mills	343,949	(b)	Fixed	7.46%		25,659	3/10/11	—
Riverside Square (6)	65,000		Fixed	5.77%		3,752	1/11/13	—
Sawgrass Mills – Mortgage	291,095	(b)	Fixed	7.18%		20,901	7/7/06	—
Sawgrass Mills – Mezzanine	35,802	(b)	Variable	L+450	bp	2,270	7/7/06	—
Westland Mall (7)	58,800		Fixed	4.95%		2,912	2/1/11	—
	1,985,561					112,385
Other:
Line of credit (8)	—	(a)	Variable	L+250	bp	—	6/26/06	100%
Term loan (9)	30,000		Variable	L+225	bp	1,235	5/20/05	100%
Mainstreet	7,988		Fixed	8.10%		647	7/21/10	100%
Capital lease	812		Fixed	10.34%		84	7/15/05	100%
	$2,024,361					$114,351

Remaining principal payments:
2004	$4,622
2005	44,290
2006	556,370
2007	237,717
2008	617,142
Thereafter	564,220
	$2,024,361

L = one month LIBOR, London Interbank Offered Rate (1.84% at September 30, 2004)

E = one month EURIBOR, Euro Interbank Offered Rate (2.15% at September 30, 2004)

P = daily prime (4.75% at September 30, 2004)

bp = basis points

DSC = debt service coverage

(a)                                  Interest-only through maturity

(b)                                 Amortizing on a 30-year schedule with a balloon payment due at maturity.

In October 2004, the Company received proceeds of $200,000 from a new unsecured term loan. The loan has a stated maturity of December 2007 with a one-year extension option. The interest rate is, at the Company’s option, LIBOR or a base rate, plus a margin based on the Company’s debt leverage ratio. The margin on LIBOR rate loans varies between 1.40% and 1.70% and between 0.15% and 0.45% on base rate loans.

(1)                                  The mortgage was assumed upon acquisition of the property and adjusted to fair market value upon acquisition, resulting in an effective interest rate of 5.34%.  Principal payments are due in March with $1,500 due in 2005; $2,000 due annually thereafter through 2008; and a balloon payment due at maturity.

(2)                                  The mortgage is cross collateralized by Dover Mall, The Esplanade, Galleria at White Plains and Northpark Mall.  The loan agreement contains a LIBOR floor of 1.75% on a notional amount of $75,000.  An interest rate swap fixes the interest rate at 4.17% on the remaining $245,000 through February 2005. The stated maturity is February 2006 but the Company intends to exercise its two one-year extension options.

(3)                                  The total commitment under the construction loan is $122,000. Interest rate swaps fix the interest rate at 4.42% through November 2004 and 5.88% from December 2004 through October 2006 on a notional amount of $57,000. The basis point spread may be reduced to 170 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.2 and to 150 when additional milestones are met and a DSC ratio of 1.35 is attained.  The stated maturity is February 2007, but the agreement provides for two one-year extensions.  When certain occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 are achieved, the Company’s guaranty is reduced to 50%, 30% and 10%, respectively.

(4)                                  The loan agreement has a LIBOR floor of 1.75% on a notional amount of $70,000.  An interest rate swap fixes the interest rate at 3.73% through December 2004 on a notional amount of $190,000. A second interest rate swap fixes the interest rate at 5.53% from December 2004 through December 2005 on a notional amount of $100,000. The stated maturity is August 2006 but the Company intends to exercise its two one-year extension options.  The Company has guaranteed $12,000 of the total balance. The mortgage is net of $29,000 of junior notes owned by the Company.

(5)                                  The construction loan is denominated in Euros and has a total commitment of €193,000 (€165,000 construction loan and €28,000 for VAT).  The basis point spread for the construction loan can be reduced to 145, 135 and 125 with the achievement of a DSC ratio of 1.10, 1.20 and 1.30, respectively.  The loan is scheduled to mature in May 2006 but the agreement provides for two one-year extensions.  Exercise of the extension options are subject to satisfying a variety of conditions including partial repayment, DSC ratio and loan-to-value levels.  The Company has guaranteed $12,611 of the outstanding balance.

(6)                                  The mortgage is interest-only through January 2005 and will amortize on a 30-year schedule thereafter with a balloon payment due at maturity.

(7)                                  The mortgage is interest-only through February 2007 and will amortize on a 30-year schedule thereafter with a balloon payment due at maturity.

(8)                                  The total commitment under the unsecured line of credit is $500,000.  Funds availability is subject to certain performance measures and restrictive covenants.  Subject to certain leverage tests, the line bears interest at a variable rate ranging from 150 to 250 basis points over the applicable rate: LIBOR for U.S. dollar denominated borrowings and EURIBOR for euro denominated borrowings.  At September 30, 2004, the available balance was $487,860 (net of letters of credit totaling $12,140) and the interest rate spread was 250 basis points.  The line is scheduled to expire in June 2006 but contains a one-year extension option.  In October 2004, the line was also amended to provide for, among other things, an increase in the allowable leverage ratio and permission to incur additional indebtedness.

(9)                                  An amortizing interest rate swap fixes the interest rate at 4.42% through November 1, 2004.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OUTSTANDING DEBT OF UNCONSOLIDATED JOINT VENTURES

SEPTEMBER 30, 2004

(Unaudited, dollars in thousands)

			Interest
	Balance		Rate Type	Annual Rate		Annual Amount	Maturity Date	Company Guaranty
Permanent Loans:
Arizona Mills	$141,276	(b)	Fixed	7.90%		$11,154	10/5/10	—
Arundel Mills (1)	187,000	(a)	Fixed	4.61%		8,613	6/9/10	—
The Marketplace at Arundel	12,306	(b)	Fixed	5.92%		728	1/1/14	—
Gwinnett/Cobb (2)	228,323	(b)	Fixed	7.39%		16,871	4/1/07	—
Concord Mills	177,435	(b)	Fixed	6.13%		10,882	12/7/12	—
Discover Mills (3)
Mortgage	119,350	(a)	Variable	L + 175	bp	5,003	4/7/07	100%
Mezzanine	42,650	(a)	Variable	L + 300	bp	2,321	4/7/07	100%
FoodBrand capital leases (4)	19,483		Fixed	4 – 12.2%		1,140	Various	60%
FoodBrand line of credit (5)	6,000	(a)	Variable	P-50	bp	255	8/31/06	60%
Grapevine Mills	151,719	(b)	Fixed	6.47%		9,816	10/1/08	—
Grapevine Mills II	14,092	(b)	Fixed	8.39%		1,182	11/5/08	—
Great Mall of the Bay Area	175,000	(a)	Fixed	4.80%		8,400	9/1/08	—
Katy Mills (6)	148,000		Fixed	6.69%		9,906	1/9/13	10%
Ontario Mills	135,502	(b)	Fixed	6.75%		9,146	12/1/08	—
Ontario Mills II	10,192	(b)	Fixed	8.01%		816	1/5/09	—
Opry Mills (7)	175,000	(a)	Fixed	3.68%		6,440	10/10/07	—
The Block at Orange (8)	135,000	(a)	Fixed	6.62%		8,935	1/9/09	—
	1,878,328					111,608

Construction Loans:	Available
Colorado Mills (9)	$163,757	163,457	(a)	Variable	L+200	bp	6,318	3/28/05	50%
St. Louis Mills (10)	153,411	131,147	(a)	Variable	L+195	bp	5,481	5/13/06	100%
Vaughan Mills (11)	149,653	110,740	(a)	Variable	C+225	bp	5,094	3/4/06	50%
	$466,821	405,344					16,893
		$2,283,672					$128,501

Remaining principal payments:
2004		$4,594
2005		187,121
2006		258,818
2007		570,675
2008		472,125
Thereafter		790,339
		$2,283,672

L = one month LIBOR, London Interbank Offered Rate (1.84% at September 30, 2004)

C = one month CDOR, Canadian Dollar Acceptance Rate (2.35% at September 30, 2004)

E = one month EURIBOR, Euro Interbank Offered Rate (2.15% at September 30, 2004)

P = daily prime (4.75% at September 30, 2004)

bp = basis points

DSC = debt service coverage

(a)                                  Interest-only through maturity

(b)                                 Amortizing on a 30-year schedule with a balloon payment due at maturity.

(1)                                  Provided certain conditions are met, an additional $40,000 in mezzanine debt may be borrowed.

(2)                                  The principal is evidenced by two fixed rate loans bearing interest at 7.54% and 7.25%.  The loans are cross collateralized.

(3)                                  The loan has a stated maturity date of April 2007 with a one-year extension option.  On a notional amount of $110,510 of the mortgage loan, interest rate swaps fix the interest rate at 3.44% through March 2005, 5.04% from April 2005 through March 2006, and 6.28% from April 2006 through maturity.  On a notional amount of $39,490 of the mezzanine loan, interest rate swaps fix the interest rate at 4.69% through March 2005, 6.29% from April 2005 through March 2006, and 7.53% from April 2006 through maturity.  The loan is fully guaranteed by the Company.  The guaranty on the mortgage loan may be reduced to 50% and 25%, respectively, when a DSC ratio of 1.45 and 1.75 is attained and the project meets certain leasing and occupancy requirements.

(4)                                  The maturity dates for the capital leases range from July 15, 2005 through September 30, 2009.

(5)                                  The total commitment on the line of credit is $7,500.  Funds are available subject to certain performance measures and restrictive covenants.

(6)                                  The mortgage is interest only through January 2008 and will amortize on a 25-year schedule thereafter with a balloon payment due at maturity.

(7)                                  The loan has a stated maturity date of October 2005 with two one-year extension options.  An interest rate swap fixes the interest rate at 3.68% through the extended maturity on a notional amount of $175,000. An additional $25,000 may be borrowed, provided certain terms and conditions are met. The interest rate on any additional borrowings would be at the rate of LIBOR plus 118 basis points as stated in the loan agreement. The stated maturity is October 2005 but the Company intends to exercise its two one-year extension options.

(8)                                  Through April 2006, two interest rate swaps fix the rate at 6.67% and 5.69% on varying notional amounts, which total the outstanding balance of the mortgage.  From May 2006 through the extended maturity an interest rate swap fixes the interest rate at 5.69% on a notional amount of $135,000.

(9)                                  In October 2004, this loan was refinanced with a $170.0 million mortgage with a stated maturity of October 2007 with two one-year extension options. The mortgage bears interest at LIBOR plus 1.78% and is interest-only through maturity.

(10)                            Interest rate swaps fix the interest rate at 4.36% and 4.15% on notional amounts of $55,000 and $55,000, respectively, through October 2005 and 5.80% from November 2005 through April 2006 on a notional amount of $110,000.  The basis point spread can be reduced to 175 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.2.  The basis point spread may be reduced to 155 when additional milestones are met along with achieving a DSC ratio of 1.35.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 achieved, the Company’s guaranty is reduced to 50%, 30% and 10%, respectively.

(11)                            The construction loan has a stated maturity of March 2006 with a one-year extension option. It is denominated in Canadian dollars and has a total commitment of C$190,000. The basis point spread can be reduced to 200 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.25.  The basis point spread may be reduced to 175 when additional milestones are met along with achieving a DSC ratio of 1.40.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 achieved, the Company’s guaranty is reduced to 25%, 15% and 5%, respectively.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

CAPITAL EXPENDITURES FOR OPERATING PROPERTIES
(Unaudited, in thousands, except per square foot data)

Capital expenditures for Comparable Properties, including the Company’s proportionate share of joint venture expenditures, are summarized below.  The recurring non-tenant category includes capital expenditures that are neither tenant related nor recoverable from tenants.  Recurring and non-recurring tenant categories are comprised of tenant specific capital expenditures including tenant improvements, tenant allowances and capitalized leasing costs.  Work in progress consists of construction in progress which, when complete, will be classified in either the recurring tenant or the non-recurring tenant category.  Year to date expenditures are not necessarily indicative of annual results.

	Nine Months Ended September 30,	Years Ended December 31,
	2004	2003	2002

Recurring Non-Tenant Capital Expenditures
Costs	$9	$1,377	$1,336
Per Square Foot (1)	—	0.07	0.12

Recurring Tenant Improvement/Leasing Costs
Costs	$6,549	$5,383	$2,522
Per Square Foot Improved (2)	10.77	4.71	5.00
Per Square Foot (1)	0.24	0.27	0.23

Total Recurring Costs
Costs	$6,558	$6,760	$3,859
Per Square Foot (1)	0.24	0.34	0.35

Non-Recurring Tenant Improvements/Leasing Costs
Costs	$55,031	$25,729	$22,472
Per Square Foot Improved (3)	80.53	13.04	19.95
Per Square Foot (1)	2.05	1.29	2.11

Work in Process
Cumulative Improved Costs	$14,219	$38,208	$15,849

(1)                                  Based on total GLA of the properties.

(2)                                  Based on total GLA of all recurring store openings including spaces requiring no expenditures.

(3)                                  Based on total GLA of all non-recurring store openings.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

KEY FINANCIAL RATIOS
(Unaudited, dollars in thousands, except ratio data)

	As of and for the Twelve Months Ended September 30,
	2004		2003
COVERAGE RATIOS:
Interest coverage ratio (EBITDA/interest expense)	3.8		3.6
Fixed charge ratio (EBITDA/interest expense, preferred unit distributions and loan principal amortization)	2.4		2.6

LEVERAGE RATIO:
Debt to market capitalization	43.5%		53.9%

PAYOUT RATIOS:
Distributions paid on common equity	$148,364		$130,872
Mills LP FFO available to common unit holders	$245,023		$200,796
Mills LP AFFO available to common unit holders	$235,781		$194,883
Mills LP FFO payout ratio	60.6%		65.2%
Mills LP AFFO payout ratio	62.9%		67.2%

DEBT INDICATORS:
Weighted average maturity	3.9	yrs	4.7	yrs
Weighted average interest rate	5.6%		5.5%
Fixed rate debt percentage	63.3%		60.8%
Fixed rate debt percentage, including swaps in place through December 31	76.0%		80.9%

MARKET CAPITALIZATION:
Common stock and units outstanding at the end of the period	64,610		60,549
Stock price at the end of the period	$51.87		$39.35
	3,351,321		2,382,603
Series B Cumulative Redeemable Preferred Stock	107,500		107,500
Series C Cumulative Redeemable Preferred Stock	87,500		87,500
Series D Cumulative Redeemable Preferred Units	10,000		10,000
Series E Cumulative Redeemable Preferred Stock	213,625		161,000
Series F Convertible Cumulative Redeemable Preferred Stock	316,250		—
Total equity market capitalization (a)	$4,086,196		$2,748,603
Wholly owned debt	$2,024,361		$2,313,415
Proportionate share of joint venture debt	1,119,814		990,837
Total debt at the end of the period (b)	$3,144,175		$3,304,252
Series A Convertible Preferred Stock (c)	$—		$75,000
Total market capitalization (a) + (b) + (c)	$7,230,371		$6,127,855

INTEREST EXPENSE:
Interest expense	$85,807		$65,801
Equity in interest expense	62,869		47,952
Deduct:
Loan cost amortization	(6,904)		(6,464)
Equity in loan cost amortization	(3,671)		(2,643)
Total interest expense excluding loan cost amortization	$138,101		$104,646

Note: Ratios include the Company’s proportionate share of consolidated and unconsolidated joint ventures. Earnings measures are presented for Mills LP. See Attachment I for reconciliation of non-GAAP measures.

ATTACHMENT I

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

The Company’s press release and this Supplemental Information package present certain non-GAAP financial measures, which the Company believes provide useful information to investors in analyzing its performance, financial condition and results of operations relative to other Real Estate Investment Trusts (“REITs”). Such measures include:

•                                          Funds from Operations (“FFO”)

•                                          Adjusted Funds from Operations (“AFFO”)

•                                          Net Operating Income (“NOI”)

•                                          Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”)

Although these measures are different from one another, the Company believes net income is the most comparable GAAP measure for FFO, AFFO and EBITDA while operating income, a component of net income, is the most comparable GAAP measure for NOI. Further discussion of these measures follows.

Funds from operations: FFO is a recognized metric in the real estate industry, in particular, REITs. Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of such assets diminishes predictably over time. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result the concept of FFO was created by NAREIT. As defined by NAREIT, FFO is “net income (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis”.

For management analysis purposes, the Company adjusts the NAREIT defined FFO to exclude the effects of foreign currency exchange rate fluctuations reflected in net income arising primarily through the re-measurement process of translating foreign investment and advance accounts for inclusion in the Company’s U.S. dollar financial statements. Although the Company believes this adjustment presents FFO on a more comparable basis to FFO presented by other REITs, it is important to realize that our FFO computation may be significantly different from that used by other REITs and, accordingly, may, in fact not be comparable.

TMC conducts all of its operations through Mills LP.  In addition, the minority interest in Mills LP is exchangeable in specified circumstances for either, at TMC’s option, cash or shares of its common stock on a one-for-one basis.  Accordingly, we present FFO data for both TMC and Mills LP.  Management uses FFO to measure operating performance of our business and as one of several criteria to determine performance based bonuses.  Preparation and disclosure of this measure assists us and the users of both TMC’s and Mills LP’s financial statements in analyzing the performance of both entities.  However, FFO and FFO per share are not measures of financial performance under GAAP and should not be considered measures of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income or net income per share.

The following reconciles net income, which is considered to be the most comparable GAAP measure to FFO. We urge the users of our financial statements, including investors and potential investors in our securities, to carefully review the following reconciliation.

FUNDS FROM OPERATIONS

(In thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
TMC Net Income	$63,877	$25,439	$126,433	$83,295
Add:
Depreciation and amortization	27,889	23,397	81,062	55,630
Equity in depreciation and amortization	14,227	14,938	48,550	38,981
Deduct:
Gain on sale of joint venture interest	(41,831)	(8,462)	(77,024)	(8,462)
Foreign currency exchange gains (losses)	(4,939)	(1,842)	2,480	(24,922)
Equity in foreign currency exchange gains (losses)	(314)	99	(222)	(1,185)
Mills LP minority interest share of above adjustments	700	(5,468)	(7,665)	(12,777)

TMC FFO	59,609	48,101	173,614	130,560
Add minority interest reflected as common equity in Mills LP	10,025	11,877	28,964	36,797

Mills LP FFO	69,634	59,978	202,578	167,357
Less preferred unit distributions	(11,559)	(8,127)	(30,119)	(19,354)

FFO available to Mills LP common unit holders	$58,075	$51,851	$172,459	$148,003

Mills LP FFO per Common Unit (Basic):
Mills LP Net Income	$1.16	$0.53	$2.31	$1.80
Add:
Depreciation and amortization	0.44	0.39	1.27	0.93
Equity in depreciation and amortization	0.22	0.25	0.76	0.65
Deduct:
Gain on sale of joint venture interest	(0.65)	(0.14)	(1.21)	(0.14)
Foreign currency exchange gains (losses)	(0.08)	(0.03)	0.04	(0.42)
Equity in foreign currency exchange gains (losses)	—	—	—	(0.02)
Preferred unit distributions	(0.18)	(0.14)	(0.47)	(0.32)

Mills LP FFO per common unit	$0.91	$0.86	$2.70	$2.48

Mills LP FFO per Common Unit (Diluted):
Mills LP Net Income	$1.15	$0.52	$2.28	$1.77
Add:
Depreciation and amortization	0.43	0.38	1.25	0.92
Equity in depreciation and amortization	0.21	0.24	0.75	0.64
Deduct:
Gain on sale of joint venture interest	(0.64)	(0.13)	(1.19)	(0.13)
Foreign currency exchange gains (losses)	(0.08)	(0.03)	0.04	(0.41)
Equity in foreign currency exchange gains (losses)	—	—	—	(0.02)
Preferred unit distributions	(0.18)	(0.13)	(0.47)	(0.32)

Mills LP FFO per common unit	$0.89	$0.85	$2.66	$2.45

Unconsolidated Joint Ventures:
Net Income	$11,199	$3,406	$28,492	$20,819
Add:
Depreciation and amortization	30,177	29,927	98,530	80,017
Foreign currency exchange (gains) losses	(631)	150	(447)	(1,954)
FFO	$40,746	$33,493	$126,575	$98,882

FUNDS FROM OPERATIONS
(Unaudited, in thousands)

					Twelve Months
	Three Months Ended				Ended
	12/31/03	3/31/04	6/30/04	9/30/04	9/30/04

TMC Net Income	$39,017	$41,697	$20,859	$63,877	$165,450
Add:
Depreciation and amortization	31,005	26,195	26,978	27,889	112,067
Equity in depreciation and amortization	16,464	17,489	16,834	14,227	65,014
Deduct:
Gain on sale of joint venture interest	(729)	(35,193)	—	(41,831)	(77,753)
Foreign currency exchange gains (losses)	(13,717)	5,031	2,388	(4,939)	(11,237)
Equity in foreign currency gains (losses)	33	(81)	173	(314)	(189)
Mills LP minority interest share of above adjustments	(6,382)	(2,285)	(3,178)	700	(11,145)
TMC FFO	65,691	52,853	64,054	59,609	242,207
Add minority interest reflected as common equity in Mills LP	15,988	11,089	4,948	10,025	42,050
Mills LP FFO	81,679	63,942	69,002	69,634	284,257
Less preferred unit distributions	(9,115)	(9,280)	(9,280)	(11,559)	(39,234)
FFO available to Mills LP common unit holders	$72,564	$54,662	$59,722	$56,075	$245,023

					Twelve Months
	Three Months Ended				Ended
	12/31/02	3/31/03	6/30/03	9/30/03	9/30/03

TMC Net Income	$23,934	$20,681	$37,176	$25,439	$107,230
Add:
Depreciation and amortization	15,394	16,071	16,162	23,397	71,024
Equity in depreciation and amortization	11,949	11,507	12,536	14,938	50,930
Deduct:
Gain on sale of joint venture interest	—	—	—	(8,462)	(8,462)
Foreign currency exchange gains (losses)	(4,983)	(2,259)	(20,821)	(1,842)	(29,905)
Equity in foreign currency exchange gains (losses)	—	(1,610)	326	99	(1,185)
Mills LP minority interest share of above adjustments	(6,137)	(5,412)	(1,898)	(5,468)	(18,915)
TMC FFO	40,157	38,978	43,481	48,101	170,717
Add minority interest reflected as common equity in Mills LP	15,191	11,529	13,391	11,877	51,988
Mills LP FFO	55,348	50,507	56,872	59,978	222,705
Less preferred unit distributions	(2,555)	(4,378)	(6,849)	(8,127)	(21,909)
FFO available to Mills LP common unit holders	$52,793	$46,129	$50,023	$51,851	$200,796

ADJUSTED FUNDS FROM OPERATIONS
(Unaudited, in thousands)

Adjusted funds from operations:  AFFO is FFO reflecting the impact of recurring capital expenditures (fixed asset expenditures and leasing costs for operating real estate properties). The Company believes AFFO is an important performance measure for an equity REIT as it offers an indication of a REIT’s ability to incur and service debt; to fund required distributions; and to provide for other cash needs. Most equity REITs provide AFFO information to the investment community and so it is also a useful measure in comparisons to other equity REITs.  However, the Company’s method of calculating AFFO may be different from methods used by other REITs and accordingly, may not be comparable to other REITs. Net income is considered by management to be the most comparable GAAP measure relative to AFFO.  Reconciliations between the two measures follow.

					Twelve Months
	Three Months Ended				Ended
	12/31/03	3/31/04	6/30/04	9/30/04	9/30/04

TMC Net Income	$39,017	$41,697	$20,859	$63,877	$165,450
Add:
Depreciation and amortization	31,005	26,195	26,978	27,889	112,067
Equity in depreciation and amortization	16,464	17,489	16,834	14,227	65,014
Deduct:
Gain on sale of joint venture interest	(729)	(35,193)	—	(41,831)	(77,753)
Foreign currency exchange gains (losses)	(13,717)	5,031	2,388	(4,939)	(11,237)
Equity in foreign currency exchange gains (losses)	33	(81)	173	(314)	(189)
Recurring capital expenditures	(2,684)	(2,200)	(3,103)	(1,255)	(9,242)
Mills LP minority interest share of above adjustments	(5,864)	(1,911)	(2,965)	878	(9,862)
TMC AFFO	63,525	51,027	61,164	58,532	234,248
Add minority interest reflected as common equity in Mills LP	15,470	10,715	4,735	9,847	40,767
Mills LP AFFO	78,995	61,742	65,899	68,379	275,015
Less preferred unit distributions	(9,115)	(9,280)	(9,280)	(11,559)	(39,234)
AFFO available to Mills LP common unit holders	$69,880	$52,462	$56,619	$56,820	$235,781

					Twelve Months
	Three Months Ended				Ended
	12/31/02	3/31/03	6/30/03	9/30/03	9/30/03

TMC Net Income	$23,934	$20,681	$37,176	$25,439	$107,230
Add:
Depreciation and amortization	15,394	16,071	16,162	23,397	71,024
Equity in depreciation and amortization	11,949	11,507	12,536	14,938	50,930
Deduct:
Gain on sale of joint venture interest	—	—	—	(8,462)	(8,462)
Foreign currency exchange gains (losses)	(4,983)	(2,259)	(20,821)	(1,842)	(29,905)
Equity in foreign currency exchange gains (losses)	—	(1,610)	326	99	(1,185)
Recurring capital expenditures	(1,837)	(1,599)	(971)	(1,506)	(5,913)
Mills LP minority interest share of above adjustments	(5,633)	(5,047)	(1,673)	(5,175)	(17,528)
TMC AFFO	38,824	37,744	42,735	46,888	166,191
Add minority interest reflected as common equity in Mills LP	14,687	11,164	13,166	11,584	50,601
Mills LP AFFO	53,511	48,908	55,901	58,472	216,792
Less preferred unit distributions	(2,555)	(4,378)	(6,849)	(8,127)	(21,909)
AFFO available to Mills LP common unit holders	$50,956	$44,530	$49,052	$50,345	$194,883

NET OPERATING INCOME
(Unaudited, in thousands)

Net operating income:  NOI is defined as revenues from minimum rent, percentage rent, recoveries from tenants and other property revenue less recoverable expenses and other property expenses. Other property expenses include bad debt expenses but exclude interest expense, management fees and depreciation and amortization. NOI is used by management in assessing the operating results of its properties and the value of its real estate assets. The Company believes NOI allows a better understanding of the core operating performance of a REIT’s real estate portfolio before considering depreciation and amortization, financing costs and general and administrative expenses. NOI measures presented by the Company may not be comparable to other similarly titled measures of other companies. Operating income, a component of net income, is considered by management to be the most comparable GAAP measure relative to NOI. Reconciliations between operating income and NOI follow.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Consolidated:
Operating income	$32,976	$37,865	$95,410	$105,228
Add:
General and administrative	9,922	7,120	26,736	16,256
Depreciation and amortization	29,376	24,180	85,421	57,823
Deduct:
Management and other fee income	(4,231)	(4,237)	(12,060)	(12,848)
Net operating income	$68,043	$64,928	$195,507	$166,459
Company’s proportionate share	$67,728	$64,928	$193,644	$166,459

Unconsolidated Joint Ventures:
Operating income	$39,310	$31,192	$118,962	$91,333
Add:
Management fees (operating expenses)	3,653	2,951	11,159	8,306
Depreciation and amortization	30,177	29,937	98,530	80,017
Net operating income	$73,140	$64,080	$228,651	$179,656
Company’s proportionate share	$36,547	$33,377	$116,906	$91,751

EARNINGS BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION
(Unaudited, in thousands)

Earnings Before Interest, Income Taxes, Depreciation and Amortization:  EBITDA is defined as income before discontinued operations and minority interest plus interest expense, income taxes and depreciation and amortization. The Company’s pro rata share of these expenses from its unconsolidated joint ventures is also excluded. Both loan cost amortization and loss on debt extinguishments are included in the definition of interest expense.  Management uses EBITDA as a performance measure and believes it offers a further tool in evaluating a REIT’s ability to incur and service debt, fund required distributions and provide for other cash needs. EBITDA is not intended to represent cash flow from operations as defined by GAAP. It is not indicative of cash available to fund all cash flow needs and liquidity, including the ability to make distributions, and should not be considered an alternative to net income determined in accordance with GAAP for purposes of evaluating operating performance. EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.  Net income is considered by management to be the most comparable GAAP measure relative to EBITDA. Reconciliations between the two measures follow.

					Twelve Months
	Three Months Ended				Ended
	12/31/03	3/31/04	6/30/04	9/30/04	9/30/04

TMC Net Income	$39,017	$41,697	$20,859	$63,877	$165,450
Add:
Depreciation and amortization	31,868	27,148	28,897	29,376	117,289
Equity in depreciation and amortization	16,464	17,489	16,834	14,227	65,014
Interest expense	23,230	20,926	20,971	20,680	85,807
Equity in interest expense	15,759	17,182	15,901	14,027	62,869
Equity in loss on debt extinguishments	430	—	—	—	430
Minority interest share of above adjustments:
Mills LP common unit holders	(16,941)	(14,067)	(5,662)	(11,030)	(47,700)
TMC EBITDA	109,827	110,375	97,800	131,157	449,159
Add minority interest reflected as common equity in Mills LP	26,547	22,871	7,431	21,755	78,604
Mills LP EBITDA	$136,374	$133,246	$105,231	$152,912	$527,763

					Twelve Months
	Three Months Ended				Ended
	12/31/02	3/31/03	6/30/03	9/30/03	9/30/03

TMC Net Income	$23,934	$20,681	$37,176	$25,439	$107,230
Add:
Depreciation and amortization	16,025	16,630	17,013	24,180	73,848
Equity in depreciation and amortization	11,949	11,507	12,536	14,938	50,930
Interest expense	12,395	13,472	16,720	23,214	65,801
Equity in interest expense	9,470	9,893	12,954	15,635	47,952
Loss on debt extinguishments	—	—	550	—	550
Equity in loss of debt extinguishments	13	—	26	—	39
Minority interest share of above adjustments:
Mills LP common unit holders	(13,683)	(11,756)	(13,834)	(15,156)	(54,429)
TMC EBITDA	60,103	60,427	83,141	88,250	291,921
Add minority interest reflected as common equity in Mills LP	22,737	17,873	25,327	21,565	87,502
Mills LP EBITDA	$82,840	$78,300	$108,468	$109,815	$379,423

Other Definitions and Terms

Comparable Properties:  Comparable Properties consist of properties that have been owned and had stabilized operations for at least the prior 24 month period and where a comparison of operating results from the prior period to the current period is meaningful.